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EXHIBIT 10.29

                    WA-199-P FARMIN AGREEMENT
                     DATED NOVEMBER 28, 1997

                  BORAL ENERGY RESOURCES LIMITED
                        (ACN 007 845 338)
                               AND
                  INDO-PACIFIC ENERGY (AUS) LTD.
CONTENTS

RECITALS                                          1

1. DEFINITIONS AND INTERPRETATION                 1
     1.1 Definitions                              2
     1.2 Interpretation Rules                     3
     1.3 Entire Agreement                         3
     1.4 Amendments                               3
     1.5 Headings                                 3
     1.6 Recitals                                 3
2. APPROVALS                                      3
3. ASSIGNMENT                                     4
4. CONSIDERATION                                  4
5. VOTING                                         4
6. DEFAULT                                        4
7. BORAL ENERGY'S REPRESENTATIONS                 5
8. INDO-PACIFIC'S REPRESENTATIONS                 5
9. FURTHER ASSURANCES                             6
10. TAX CONSIDERATIONS                            6
11. COSTS AND STAMP DUTY                          6
12. GOVERNING LAW                                 6
13. NOTICES                                       6
14. WAIVER                                        8
15. REMEDIES                                      8
16. SEVERANCE                                     8
17. EXECUTION                                     8
18. CONFIDENTIALITY                               8

Agrement dated November 28, 1997

Between:

BORAL ENERGY RESOURCES LIMITED (ACN 007 845 338) of 60 Hindmarsh
Square, Adelaide, South Australia ("BORAL ENERGY")
And;

INDO-PACIFIC ENERGY (AUS) PTY. LTD. of 284 Karori Road,
Wellington, New Zealand ("INDO-PACIFIC")

RECITALS
A    Boral Energy together with Petroz NL and Santos (BOL) Pty.
Ltd. are the registered holders of the Permit issued pursuant to the Act and are parties to the WA-199-P Joint Venture.

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b    Pursuant to a letter agreement dated September 15, 1997
Boral Energy agreed to assign to Indo-Pacific the Assigned Interest, which Indo-Pacific agreed to acquire and the parties have set out the terms and conditions of the assignment in this Agreement.

OPERATIVE PART
1. DEFINITIONS AND INTERPRETATION
1.1 Definitions
In this Agreement (including the Recitals), unless the context otherwise requires:
1.1.1 Act means the Petroleum (Submerged Lands) Act 1967 (Cwth);
1.1.2 Affiliate has the meaining ascribed to the term under the Corporations Law;
1.1.3 Agreement means this agreement between Boral Energy and Indo-Pacific;
1.1.4 Assigned Interest means a 5% Participating Interest in the
Permit;
1.1.5 Authority means, as the context required, the Joint Authority or the Designated Authority;
1.1.6 Deed of Assumption means the deed referred to in clause 9;
1.1.7 Designated Authority has the meaning ascribed to that term in the Act;
1.1.8 Effective Date means September 15, 1997;
1.1.9 Joint Authority has the meaning ascribed to that term in the Act;
1.1..10 Permit means petroleum exploration licence WA-199-Por any renewal or extension thereof and any producction licence or title or other licence granted pursuant thereto;
1.1.11 Operator means the operator of the WA-199-P Joint Venture appointed pursuant to the WA-199-P JOA;
1.1.12 Participating Interest means a particiapting interest of a party under the WA-199-P JOA;
1.1.13 Transfer means the transfer referred to in clause 9;
1.1.14 WA-199-P Joint Venture means the joint venture constituted by the parties referred to in recital A;
1.1.15 WA-199-P JOA means the joint venture operating agreement dated 22 May 1984 which governs the joint vnture relationship between the WA-199-P Joint Venture parties in relattion to the Permit;
1.1.16 Kittiwake-1 Well means the well to be drilled by the Southern Cross rig in or around november, 1997. The well is to penetrate the potential reservoirs in the Plover Formation.
1.1.17 Kittiwake-1 Well Costs means in respect of the Kittiwake-1 Well, all direct and indirect costs incurred in the planning and drilling of the Kittiwake-1 Well, including but not limited to the following operations and costs:
(a) site surveys;
(b) mobilisation and demobilisation of the drilling unit and associated vessels;
(c) running and setting surface and intermediate casing, cementing, wireline logging, coring and repeat formation testing;

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(d) the remeying of any blow out or mechanical failure of the well including redrilling the well;
(e) plugging and abandoning or suspending; and
(f) analysis of results required for the preparation of completion reports.
1.2 Interpretation Rules
In this Agreement, unless a contrary intention appears:
1.2.1 a reference to this Agreement is a reference to this Agreement as amended, varied, novated or substituted from time to time;
1.2.2 a reference to any legislation or any provision of any legislation includes:
(a) all regulations, orders or instruments issued under the legislation or provision; and
(b) any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision;
1.2.3 a word:
(a) importing the singular includes the plural and vice versa;
(b) denoting an individual includes corporatons, firms, unincorporated bodies, authorities and instrumentalities;
1.2.4 a reference to a Party to this Agreement or any other instrument includes that party's executors, administrators, successors and permitted assigns;
1.2.5 where a word or phrase is given meaning, any other part of speech or grammatical form has a corresponding meaning; and
1.2.6 a reference to a clause number, schedule number or annexure number (or letter) is a reference to a clause, schedule or annexure of this Agreement; and
1.2.7 words and expressions used in this Agreement which are used in the Act shall where the context admits have the same meaning as they have in the Act.
1.3 Entire Agreement
This Agreement is the entire agreement between the Parties as to its subject matter and supercedes all prior agreements, representations and understandings.
1.4 Amendments
No amendment of, or addition to, this Agreement is binding unless it is in writing and executed by the Parties.
1.5 Headings
Any heading, index, table of contents or marginal note is for convenience only and does not affect the interpretation of this Agreement.
1.6 Recitals
The Recitals of this Agreement form part of this Agremeent and have effect as if set out in full in this Agreement.

2. APPROVALS
2.1 This Agreement (other than this clause 2 and clauses
4,5,6.1,9,12,13,14,15,16,17 and 18) is conditional upon:
2.1.1 this Agreement being approved and registered by the Authority; and


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2.1.2 each of the Transfer and Deed of Assumption being approved and registered by the Authority.
2.2 The Parties must use their best endeavours to ensure that the conditions referred to in clause 2.1 are satisfied as soon as practicable after execution of this Agreement.
2.3 If the conditions set out in clause 2.1 are not satisfied on the date being 12 months after the date of this Agreement then either Party may terminate this Agreement at any time after that date by ggiving notice to that effect to the other Party and this Agreement (except for this clause 2.3 and clauses 2.4 and 2.5) will terminate upon receipt of that notice.
2.4 Upon termination of this Agreement under clause 2.3:
2.4.1 Boral Energy must indemnify Indo-Pacific for all amounts which Indo-Pacific has paid pursuant to clause 4; and
2.4.2 the Parties must execute all documents and do all things necessary or desirable to place each other in the same position as they would have been in had this Agreement not been executed or acted upon.
3.   ASSIGNMENT
With effect on and from the Effective Date and subject to Indo-Pacific complying with its obligations under this Agreement, Boral assigns to Indo-Pacific the Assigned Interest free and clear of all liens, encumbrances, rights and interests other than those arising under the WA-199-P JOA, the Permit or the Act and Indo-Pacific accepts the assignment of the Assigned Interest.
4.   CONSIDERATION
4.1 In consideration of Boral Energy agreeing to assign the Assigned Interest to Indo-Pacific, Indo-Pacific shall bear and pay ten percent (10%) of the Kittiwake-1 Well Costs.
4.2 The obligation under clause 4.1 shall have been met on the first to occur of any of the following:
(a) the WA-199-P Joint Venture decides in accordance with the WA-199-P JOA to run production casing in the Kitiwake-1 Well; or
(b) the WA-199-P Joint Venture decides in accordance with the WA-199-P JOA to plug and abandon the Kittiwake-1 Well; or
(c) the Kittiwake-1 Well Costs reach Aus$8.5 million.
and when the obligation under clause 4.1 has been met Indo-Pacific shall be liable for the Assigned Interest share of any costs in relation to the Kittiwake-1 Well.
4.3 In addition to its liability inder clause 4.1, Indo-Pacific shall be liable on and from the Effective Date for all other costs and expenses of the Assigned Interest in accordance with the Wa-199-P JOA.
5    VOTING
During the period of time from the date of this Agreement to the date upon which the conditions in clause 2 are satisfied, Boral Energy shall vote the Assigned Interest in a manner that is consistent with this Agreement.
6.   DEFAULT
6.1 If Indo-Pacific fails to pay any of the costs as required under clause 4.1 of this Agreement then Boral Energy may after giving Indo-Pacific 5 days notice to remedy the default pay such
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costs and recover the sum (if applicable) not so paid as a
liquidated debt, together with interest on the amount outstanding at the rate charged from time to time by Boral Energy's bankers on overdrafts in excess of $100,000 such interest being calculated on a daily basis from the date of payment by Boral Energy until the date of recovery from Indo-Paccific, capitalised on the last day of each month.
6.2 In the event that Indo-Pacific fails to remedy the default in clause 6.1 after a further 5 days then Boral energy may require Indo-Pacific to forthwith assign to Boral Energy the Assigned Interest assigned to Indo-Pacific under this Agreement for no consideration other than the complete discharge of all liability of Indo-Pacific under, and in respect of, this Agreement.
6.3 The Parties acknowledge and agree that the provisions of clauses 6.1 and 6.2 arise out of a genuine attempt to compensate Borla Energy for any loss and damage sustained by the Parties to be suffered by Boral Energy as a result of an unremediedd default of Indo-Pacific.
7    BORAL ENERGY'S REPRESENTATIONS
7.1 Boral Energy represents and warrants to Indo-Pacific that:
7.1.1 it has the necessary power and authority, and all other necessary corporate and other action has or will be taken, to enable it to enter into and perform its obligations under this Agreement;
7.1.2 the Assigned Interest is free of all liens, encumbrances, rights and other interests inposed under the Act, the WA-199-P JOA or the Permit;
7.1.3 it is not engaged in any litigation or arbittration proceeding in respect of the Permit, and to the best of its knowledge and belief there are no actons, suits or other proceedings pending or threatened against it in relation to the Permit or which affects or may affect the validity of the Permit or this Agreement;
7.1.4to the best of its knowledge and belief, the Permit is valid, subsisting and in good standing and all the obligations imposed by the Act in relation thereto have been duly performed and complied with.
7.2 Boral Energy shall indemnify Indo-Pacific and keep Indo-Pacific indemnified against all liability, cost, loss and damage which Indo-Pacific suffers or incurs as a result of a breach of any representation and warranty contained in clause 7.1 provided however that Boral Energy shall not be liable for any indirect or consequential damages and Boral Energy's toal liability for any and all breaches will not excee the consideration referred to in clause 4.
7.3 No claim for any breach of any representation or warranty set out in clause 7.1 shall be made more than one (1) year after the date of this Agreement unless prior to the eexpiry of such period written notice of the matter complained of (with such detail of the matter as shall then be reasonably practicable) shall have been given by Indo-Pacifc to Boral Energy.

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7.4 Subject to any law to the contrary and except as provided in clause 7.1, all terms, conditions, warranties, statements, representations, estimates or opinions whether express, implied, written or oral are excluded and Boral Energy disclaims all liability in relation to them to the maximum extent permitted by law and Indo-Pacific has independently verified all nformation made available by Boral Energy.

8    INDO-PACIFIC'S REPRESENTATIONS
8.1 Indo-Pacifc represents and warrants to Boral Energy that it has the necessary power and authority and all necessary corporate and other action has been taken to enable it to enter into and perforrm its obligations under this Agrement and each further document and assurance required under clause 9 hereof.
8.2 Indo-Pacific shall indemnify Boral energy and keep Boral energy indemnified against all liability, cost, loss and damage which Boral energy suffers or incurs as a result of any breach f a representation and warranty contained in clause 8.1 provided however that Indo-pacific shall not be liable for any indirect or consequential damages.

9.   FURTHER ASSURANCES
Indo-Pacific agrees that it will sign, execute and complete all further documents and assurances (which included a Deed of Assumption and Transfer) and do all further acts and things as may be reasonably required to confirm or give effect to the intent and object of this Agreement.

10.  TAX CONSIDERATIONS
10.1 Resource Rent Tax
Boral energy agrees to provide to Indo-pacific relevant information required to enable Inndo-Pacific to assume and obtain the benefit of allowable deductions in respect of the Assigned Interest pursuant to the Petroleum Resource Rent Tax Assessment Act 1987.
10.2 Value of Assigned Interest
For the purposes of Part 111A of the Income Tax Assessment Act 1936 of the Commonwealtth of Australia, the Parties acknowledge and agree that if the Permit is a wildcat exploration area with no proven economic reserves of pertroleum and that the value of the rights and interest assigned to it si nil.

11.  COSTS AND STAMP DUTY
11.1 Each of the Parties shall bear its own costs and expenses (including, without limitation, all legal costs and expenses) in relation to the preparation, negotiation and exeecution of this Agreement and each of the documents which this Agremeent requires any of the parties to execute.
11.2 Indo-Pacific shall bear all stamp duty and registration fees payable under the Act on this Agreement and each of the documents which this Agreement requires any of the Parties to execute.


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12.  GOVERNING LAW
This agreement shall be deemed to be a contract under, and shall be governed by and interpreted in accordance with, the laws of South Australia.

13.  NOTICES
13.1 How Notices may be given
A notice, approval, direction, consent, offer, demand or other communication in connection with this agreement must be:
13.1.1 in writing;
13.1.2 signed by an authorized officer of the relevant Party; and
13.1.3 given to the recipient Party:
(a) by hand delivery;
(b) by pre-paid mail or courier sent to that Party; or
(c) by facsimile transmissionto that Party.
13.2 Where notices must be sent
For the purposes of clause 13.1:
13.2.1 deliveries must be delivered to the address of the recipient Party set out below;
13.2.1 mail must be sent to the address of the recipient Party set out below;
13.2.3 facsimile messages must be transmitted to the facsimile number of the recipient Party set out below; and in each case
13.2.4 mustt be marked for the attention of the person specified below in relation to the recipient Party:
Name:          Boral Energy Resources Limited
Address:       Level 3, 60 Hindmarsh Square
               Adelaide, South Australia 5000
Attention:     Dr.  R. Willink
Facsimile:     (618) 8823 1851

Name:          Indo-Pacific Energy (Aus) Pty. Ltd.
Address:       284 Karori Road
               Wellington, New Zealand
Attention:     Dr. D. Bennett
Facsimile:     64 4476 0120

13.3 Change of Details
13.3.1 A Party may from time to time change any of the details specified in clause 13.2.4 by giving not less than 5 business days notice to each other party.
13.3.2 If details are changed in accordance with clause 13.3.1, clause 13.2.4 applies as if those changed details were set out in clause 13.2.4.
13.4 Proof of Notices
13.4.1 Proof of posting by pre-paid mail is proof of receipt on the second claerr business day after courier delivery or the fourth clear business day in the case of posting.
13.4.2 Proof of transmission of a facsimille message is proof of receipt on the date of the transmission, but if a transmission is not made on a business day or not made before 4:00 p.m., then it

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will be deemed to havebeenreceived at 10:00a.m. on the next business day in the time zone of the recipient after transmission.

14.  WAIVER
A party's failure to exercise or delay in exercising a power or right is not a waiver of that power or right, and the exercise of a power or right does not preclude the future exercise of that or any other power or right.

15.  REMEDIES
15.1 All remedies, rights undertakings, obligations or agreements of the Parties under this Agreement arising by law in respect of this Agreement shall be cumulative and none thereof shall be in limitation of any rights, remedies, undertakings, obligations or agreements of the parties.
15.2 Each of the Parties may follow any such remedy to which it is entitled by law or otherwise, either concurrently or successively at its option.

16.  SEVERANCE
Each provision of this Agreements shall be deemed to be separate and severable from the others of them. If any provision of this Agreement is determined to be invalid or unenforceable in any jurisdiction, it shall be severed from this Agreement and not invalidate the rest of this Agreement which shall remain in full force and effect as if such provision had not been made a part thereof. Such a determination of invalidity or enforceability shall not affect the validity or enforceability of that provvision in any other jurisdiaction.

17.  EXECUTION
This Agreement may be executed by the separate eexecution and delivery of counterparts and proof off execution and delivery of those counterparts may be achievable by the transmission of executed copies by facsimile.

18.  CONFIDENTIALITY
The Parties agree and undertake to keep the terms of this Agreement conffidential subject to their respective obligations and rights to disclose to Affiliates as may be required by law or rule of stock exchange.

EXECUTED AS an Agreement

THE COMMON SEAL OF BORAL ENERGY LIMITED was affixed in accordance with its articles of association:

_______________________________
_______________________________



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THE COMMON SEAL OF INDO-PACIFIC ENERGY (AUS) PTY. LTD. was
affixed in accordance with its articles of association:

/s/ Dr. D. Bennett
President and Chief Executive Officer